                                  SCHEDULE 14a
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement     ( ) Confidential, for Use of the Commission
(X) Definitive Proxy Statement          only (as permitted by Rule 14a-6 (a)(2))
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           AREA BANCSHARES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6 (I)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:
( ) Fee paid previously with preliminary materials:
( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement no. :
      (3) Filing Party:
      (4) Date Filed:



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

                           AREA BANCSHARES CORPORATION
                              230 FREDERICA STREET
                               OWENSBORO, KY 42301


April 14, 2000


Dear Shareholder:

         The annual meeting of shareholders will be held on May 15, 2000, at 11:00 A.M., Central Daylight Savings Time, at the main office of Area Bancshares Corporation, 230 Frederica Street, Owensboro, Kentucky. The meeting will be held in the boardroom of The Owensboro National Bank. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.

         Details on the items of business that will be discussed and voted on at this year's meeting are included in this Proxy Statement.

         I hope that you will be able to attend the annual meeting. However, if you cannot attend in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the annual meeting. If you later find that you may be present or for any other reason desire to revoke your proxy, you may do so prior to the time it is exercised.

         On behalf of the Board of Directors and employees of Area Bancshares, let me express our appreciation for your continued support and confidence.


Sincerely,



/s/ Thomas R. Brumley
---------------------
Thomas R. Brumley
President and Chief Executive Officer





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

                           AREA BANCSHARES CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2000

To the Holders of Common Stock of Area Bancshares Corporation:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Area Bancshares Corporation, (the "Corporation"), a Kentucky corporation, will be held at the main office of Area Bancshares Corporation, 230 Frederica Street, Owensboro, Kentucky, on May 15, 2000, at 11:00 A.M., Central Daylight Savings Time, in the boardroom of The Owensboro National Bank, for the following purposes:

         1) To elect fourteen directors to hold office until the next annual election and until their successors are duly elected and qualified;

         2) To approve and adopt the Area Bancshares Corporation 2000 Stock Option and Equity Incentive Plan in the form attached as Exhibit A to the Proxy Statement;

         3) To ratify the appointment of KPMG LLP as corporate auditors for the 2000 calendar year; and

         4) To transact such other business as may properly come before the meeting.

         Only holders of common stock of record at the close of business on March 24, 2000, will be entitled to vote at the meeting or any adjournment thereof.

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE CORPORATION REQUESTS THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE OR WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.


By Order of the Board of Directors,



/s/ Thomas R. Brumley
---------------------
Thomas R. Brumley
President and Chief Executive Officer





April 14, 2000



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

                           AREA BANCSHARES CORPORATION
                              230 Frederica Street
                               Owensboro, KY 42301

PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Area Bancshares Corporation (the "Corporation") of proxies to be voted at the annual meeting of shareholders to be held on May 15, 2000. Any shareholder giving a proxy has the right to revoke it by a written notice delivered to the Corporation's Secretary, P.O. Box 786, Owensboro, Kentucky, 42302-0786, or delivered to the Corporation's Secretary in person at the meeting, prior to the time the proxy is exercised. All proxies will be voted in accordance with the directions of the shareholders. To the extent no directions are given, proxies will be voted "FOR" the proposals listed in the "Notice of Annual Meeting of Shareholders" on the previous page.

         This Proxy Statement and form of proxy are first being mailed to shareholders beginning on or about April 14, 2000.

         The Corporation will bear the entire cost of soliciting proxies. Solicitation will be primarily by mail. Officers of the Corporation and its subsidiaries may solicit proxies personally, by telephone or special letter, but such persons will not be specially compensated for such services.

SHARES OUTSTANDING AND VOTING

         Only shareholders of record at the close of business on March 24, 2000 are entitled to notice of, and to vote at, the annual meeting. As of March 24, 2000, there were issued and outstanding 16,355,348 shares of common stock. The Corporation has no class of stock outstanding other than common stock. In order to constitute a quorum for the Annual Meeting, the holders of 8,177,675 shares must be present or represented by proxies. Under Kentucky law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for", "against" or "abstain" from voting, and broker non-votes, will be counted for purposes of determining whether a quorum is present. Broker non-votes occur where a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter.

         Each share of the common stock is entitled to one vote on all matters presented to the shareholders with the exception of the election of directors. In the election of directors, cumulative voting rules may apply. Under cumulative voting, each shareholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of the common stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, at the shareholder's discretion. Shareholders desiring to vote shares cumulatively are required to deliver written notice of this fact to the President of the Corporation at its principal office not less than seventy-two
(72) hours prior to the time for the election. Failure by any shareholder to give this notice will constitute waiver of the shareholder's right to vote cumulatively; provided, however, that if one or more shareholders shall give such notice, all shareholders may vote cumulatively regardless of whether they gave timely notice. As to the authority of the persons named as proxies in the accompanying proxy card to cumulate votes, see the section entitled "Proposal
One: Election of Directors".

         As of March 24, 2000, the trust departments of subsidiaries of the Corporation held of record 1,684,996 shares of the Corporation's common stock in a fiduciary capacity representing approximately 10.30 percent of the Corporation's outstanding shares of common stock. With respect to 530,999 shares (approximately 3.25 percent), the instrument creating the trust or fiduciary relationship specifically directs the trustee to vote the shares and the



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

shares are expected to be voted "for" the proposals presented for consideration. The remaining shares held by the trust departments will be voted at the direction of the beneficial owners.

         Under the Corporation's Articles of Incorporation and By-laws and the Kentucky Business Corporation Act, approval of the Area Bancshares Corporation Stock Option Plan and the ratification of the selection of the Corporation's auditors, and in the absence of a shareholder request for cumulative voting, the election of directors, will require the affirmative vote of a majority of the shares of common stock entitled to vote on the proposal. If cumulative voting with respect to the election of fourteen directors is required by any shareholder, the fourteen nominees receiving the most votes cast for the election of directors at the annual meeting will be elected.

PRINCIPAL SHAREHOLDERS

         The following table lists the persons whom, to our best knowledge, beneficially owned 5% or more of the Corporation's outstanding shares of common stock as of March 24, 2000. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, the person listed is the record owner of, and has sole voting and investment power with respect to his shares.

             Name and Address of           Amount and Nature of
             Beneficial Owners           Beneficial Ownership (1)       Percent of Class
             ------------------          ------------------------       ----------------
             C. M. Gatton                       4,008,709                   24.51%
             P.O. Box 1147
             Bristol, TN 37620

         ---------------------------------------

         (1) Shares represented include 180,000 shares held by C.M. Gatton Trust, 20,508 shares held in custody for the benefit of Mr. Gatton, 18,612 shares held by the Customer One Profit Sharing Plan for the benefit of Mr. Gatton, 5,000 shares held by the C. M. Gatton IRA and 483 shares held by Mr. Gatton's spouse.

STOCK OWNED BY MANAGEMENT

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each nominee to serve as a director of the Corporation, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 24, 2000. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the options issued to the individual or to members of the group, as applicable.






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

  Name of Director                              Amount and Nature of             Percent
or Executive Officer                            Beneficial Ownership            of Class
--------------------                            --------------------            --------
Anthony G. Bittel                                     450,657(1)                 2.76%

Samuel A. B. Boone                                    188,709(2)                 1.15%

Thomas R. Brumley (3)                                 131,085(4)                   *
     President and CEO

Cecile W. Garmon                                        1,330(5)                   *

C.M. Gatton                                         4,008,709(6)                24.51%

Gary H. Latham                                        350,006(7)                 2.14%

Raymond C. McKinney                                   133,512(8)                   *

Ralph L. Oliver                                       720,722(9)                 4.41%

Allan R. Rhodes                                        44,769(10)                  *

Jim R. Shelby                                             350(11)                  *

David W. Smith, Jr.                                   133,680(12)                  *

Thomas N. Thompson                                    658,213(13)                4.02%

Damon S. Vitale                                        64,000(14)                  *

Pollard White                                          11,250(15)                  *


Additional Executive Officers
-----------------------------
John A. Ray                                            12,773(16)                  *
     Executive Vice President-
     Chief Operating Officer

Timothy O. Shelburne                                    6,363(17)                  *
     Senior Vice President-
     General Counsel

Edward J. Vega                                           None                      *
     Senior Vice President-
     Chief Financial Officer

                                                    ---------                   ------

All directors and executive                         6,916,128                   42.29%
officers as a group (17 persons)

-------------------------------------

* Represents less than 1.00% of the Corporation's common stock.

(1) Shares represented include 124,094 shares held by A.G. Bittel Trust, 50,000 shares held by M.A. Bittel Trust, 24,100 shares held by Bittel Investment, Inc., 251,800 shares held by Bittel Family Limited Partnership and 663 shares held by Mr. Bittel's spouse.

(2) Shares represented include 59,950 shares held by Boone Enterprises #8 and 63,147 shares held by Boone Enterprises #7.



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

(3)  Mr. Brumley also is an executive officer of the Corporation.

(4) Shares represented include 3,970 shares held by T.R. Brumley IRA and 4,428 shares held by the Corporation's 401(k) plan for the benefit of Mr. Brumley.

(5)  Shares represented include 950 shares held by Ms. Garmon's spouse.

(6) Shares represented include 180,000 shares held by C.M. Gatton Trust, 20,508 shares held in custody for the benefit of Mr. Gatton, 18,612 shares held by the Customer One Profit Sharing Plan for the benefit of Mr. Gatton, 5,000 shares held by the C. M. Gatton IRA and 483 shares held by Mr. Gatton's spouse.

(7) Shares represented include 17,160 shares held by Mr. Latham's spouse and 740 shares held by G. H. Latham IRA.

(8)  Shares represented include 73,272 shares held by Mr. McKinney's spouse.

(9)  Shares represented include 360,511 shares held by Mr.Oliver's spouse.

(10) Shares represented include 18,566 shares held in trust for the benefit of Mr. Rhodes' spouse, 4,001 shares held in custody for the benefit of Mr. Rhodes and 22,202 shares held by A. Rhodes IRA.

(11) Shares represented include 350 shares held by Mr. Shelby's spouse.

(12) Shares represented include 1,282 shares held by Mr. Smith's spouse and 6,550 shares held by Shawnee Park Shopping Center.

(13) Shares represented include 5,658 shares held by Mr. Thompson under the Uniform Gifts to Minors Act and 4,500 shares held by Mr. Thompson as trustee for the benefit of his children.

(14) Shares represented include 15,319 shares held by D. Vitale Trust, 18,204 shares held by Manchester Capital, LLC, 15,477 held in trust for the benefit of various members of Mr. Vitale's family and 15,000 shares held by the Vitale Charitable Lead Trust.

(15) Shares represented include 5,575 shares held in a custody account for the benefit of Mr. White.

(16) Shares represented include 3,060 shares held by J. Ray IRA and 2,833 shares held by the Corporation's 401(k) plan for the benefit of Mr. Ray.

(17) Shares represented include 1,918 shares held jointly with spouse, 1,990 shares in T. Shelburne Rollover IRA, 1,434 shares held by the Corporation's 401(k) plan for the benefit of Mr. Shelburne and 112 shares in
     T. Shelburne IRA.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers and persons who own beneficially more than 10% of the outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Corporation's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Corporation with copies of the forms they file. To our knowledge, based on our review


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

of these reports, during the year ended December 31, 1999, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16 (a) filing requirements, except as follows: Ms. Cynthia W. Carlton failed to file a Form 3. The preceding exception was corrected as soon as it was discovered.

PROPOSAL ONE: ELECTION OF DIRECTORS

         Among the items to be acted upon at the annual meeting of shareholders is the election of fourteen directors. Each person elected will serve a term in office of one year and until his or her successor is duly elected and qualified. Each nominee to serve as a director is currently a director of the Corporation.

         The Corporation's Articles of Incorporation and By-laws provide that the Board shall consist of not less than five nor more than fifteen directors. As permitted in the By-laws, effective as of May 15, 2000, the Board has fixed the number of directors at fourteen.

         Absent a contrary direction by the shareholder, the enclosed proxy will be voted for the election of the nominees for directors listed below. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as director. If any nominee should become unavailable before the annual meeting, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, reserve the right to vote for a substitute nominee selected by the Board of Directors. In addition, if any shareholder votes his or her shares cumulatively for someone other than the nominees named below, or for less than all of such nominees, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, shall have complete discretion to vote cumulatively for less than all of the nominees named below, for any substitute nominees, and for any of the persons nominated as they may choose.

NOMINEES FOR ELECTION TO THE BOARD

                                                Position with                        Service
         Name                          Age      the Corporation                     Since (1)
         -----                         ---      ---------------                     ---------
         Anthony G. Bittel             83       Director                               1976
         Samuel A. B. Boone            39       Director                               1996
         Thomas R. Brumley             61       President, President and CEO           1982
         Cecile W. Garmon              61       Director                               1998
         C. M. Gatton                  68       Director and Chairman                  1976
         Gary H. Latham                68       Director                               1986
         Raymond C. McKinney           67       Director and Vice Chairman             1986
         Ralph L. Oliver               69       Director                               1987
         Allan R. Rhodes               76       Director                               1984
         Jim R. Shelby                 63       Director                               1999
         David W. Smith, Jr.           57       Director                               1980
         Thomas N. Thompson            51       Director                               1986
         Damon S. Vitale               61       Director                               1998
         Pollard White                 79       Director                               1986

         (1) Dates reflect service with the Corporation or one of its subsidiaries.

BUSINESS EXPERIENCE OF DIRECTORS

         Set forth below is information concerning all of the director-nominees and the director emeritus of the Corporation, including their positions held with Alliance Bank, Bank of Livingston County, Bank of Lyon County, Bowling Green Bank and Trust Company, N.A., Broadway Bank & Trust, Citizens Deposit Bank, Dees Bank of Hazel, First City Bank and Trust Company, First & Peoples Bank, HNB Bank, N.A., Jefferson Banking



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

Company, Peoples Bank of Murray, Peoples Commercial Bank, The New Farmers National Bank of Glasgow, The Owensboro National Bank, Southern Deposit Bank and The Vine Street Trust Company.

         Anthony G. Bittel is President of Anthony Bittel Farms and Bittel Investments, Inc., and serves as President of Big Independent Tobacco Warehouse and General Manager of Owensboro Tobacco Warehouse Company. He also serves as a director of The Owensboro National Bank.

         Samuel A. B. Boone has served as President of the Lexington Quarry Company since 1990 and served as General Manager of Wimbledon Farm in Lexington from 1982 to 1990. He is a former director of Cardinal Bancshares, Inc.

         Thomas R. Brumley has served as President and Chief Executive Officer of the Corporation since 1990. He also serves as a director of Dees Bank of Hazel, Jefferson Banking Company, Bank of Livingston County, Bank of Lyon County, Peoples Bank of Murray, The Vine Street Trust Company and as Chairman of The Owensboro National Bank.

         Cecile W. Garmon is an Associate Professor in the Department of Communications and Broadcasting at Western Kentucky University. She also serves as a director of The New Farmers National Bank of Glasgow.

         C. M. Gatton has served as Chairman of the Corporation since 1976. He also serves as President of Bill Gatton Chevrolet-Cadillac, Director and President of Arrowhead Acura, Inc., Chairman and President of Bill Gatton Imports, Inc., Chairman and President of G. W. Automotive, Inc., President and Director of Courtesy Chevrolet-Cadillac, Inc., Chairman and President of Saturn of Huntsville, Inc., all of which are automobile dealerships. In addition, he serves as Chairman and President of C. Gatton, Inc., Chairman and President of Bill Gatton, Inc., Chairman of Adnoh, Inc., President of Universal Acceptance Corporation, which furnishes credit to automobile purchasers, and Director of Morrison Molded Fiber Glass Company. He also serves as a director of Dees Bank of Hazel, Jefferson Banking Company, Bank of Livingston County, Bank of Lyon County, Peoples Bank of Murray, The Vine Street Trust Company and as Vice-Chairman of The Owensboro National Bank.

         Gary H. Latham is currently retired. Prior to retirement, he was Director and the Chief Executive Officer of Western State Hospital, a position he held from 1960 to 1991. He also serves as a director of First City Bank and Trust Company.

         Raymond C. McKinney has been President of R. C. McKinney, Inc. since 1957. He has also served as Vice Chairman of the Corporation since 1986 and as a director of First City Bank and Trust Company.

         Ralph L. Oliver served as Chairman of Peoples Commercial Bancorp from 1989 until January 1999, when Peoples Commercial Bancorp merged with the Corporation. He is a partner in Sisco Industrial Warehouse, President of Bisco Industrial Warehouse, Inc. and COB Inc., and owner of Oliver Warehouse Co. and Winchester Warehouse, Inc., all of which are commercial storage warehouses. He also serves as Chairman of Peoples Commercial Bank.

         Allan R. Rhodes has retired as Chairman of Allan Rhodes, Inc., an automobile dealership in Paducah, Kentucky. He serves as Chairman of Broadway Bank & Trust and also serves as an advisory director of Dees Bank of Hazel, Jefferson Banking Company, Bank of Livingston County, Bank of Lyon County, The Owensboro National Bank, Peoples Bank of Murray, and The Vine Street Trust Company.

         Jim R. Shelby, CPA, has served as Executive Vice President of The Trust Company of Knoxville, a state bank with only trust powers, and has operated a public accounting practice since 1997. He also serves as a director of BankFirst, a Tennessee state banking association in Knoxville, Tennessee, and Industrial Ceramic Solutions, a pollution control company in Oak Ridge, Tennessee. He was a partner in Arthur Andersen & Co.

from December 1993 until July 1994 and was Market Managing Partner for Coopers & Lybrand from July 1994 until December 1996.

         David W. Smith, Jr., has retired as President of Wyndall's Enterprises, Inc., a retail grocery chain. He also serves as a director of The Owensboro National Bank.

         Thomas N. Thompson has served as President of Thompson Homes, Inc., a residential construction and land development company since 1984. He also serves as President of Diversified Management, Inc., a property management company, Vice President of Martin-Thompson, Inc., a residential construction and land development company, and is a partner in several rental real estate partnerships. He also serves as a director of The Owensboro National Bank.

         Damon S. Vitale is currently Chairman and President of Manchester Capital, a private investment company. Prior to establishing Manchester Capital, he was a principal organizer and President of DESA International, a manufacturer of gas logs, space heaters and related products. He also serves as Chairman of Bowling Green Bank and Trust Company, N.A.

         Pollard White has practiced law since 1947. He is a member of the law firm of White, White, Askew and Crenshaw. He also serves as Director Emeritus of First City Bank and Trust Company.

MEETINGS AND COMMITTEES

         During 1999, the Board of Directors of the Corporation held 12 regular meetings and no special meetings.

         During 1999 the Audit Committee met 6 times.

         Each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (b) the total number of meetings held by all committees of the Board on which he or she served.

         The members of the Audit Committee are Billy H. Brenner (director of Citizens Deposit Bank), Cecile W. Garmon, Jean Kirkpatrick (director of Southern Deposit Bank), Gary H. Latham, Allan R. Rhodes, Jim R. Shelby and David W. Smith, Jr. The Committee recommends to the Board the engagement of independent auditors; reviews with independent auditors the scope and results of the audit engagement; reviews the scope, frequency, and results of internal audits and examinations; reviews the adequacy of the Corporation's system of internal accounting controls; and reviews the examination reports of the Corporation and its subsidiaries.

         The Corporation has no standing compensation committee. All decisions regarding executive compensation are made by the full Board of Directors, as discussed below under "Executive Compensation".

COMPENSATION OF DIRECTORS

         For the year ended December 31, 1999, each non-management director received a fee of $500 for each board meeting attended and $100 for each committee meeting attended. The board fee will remain unchanged for 2000.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                           ELECTION OF ALL 14 NOMINEES



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

PROPOSAL TWO: APPROVAL OF THE 2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

         On March 20, 2000, the Board of Directors adopted the Area Bancshares Corporation 2000 Stock Option and Equity Incentive Plan (the "Stock Plan") subject to approval of the shareholders of the Corporation. At the Annual Meeting, shareholders will be asked to consider and vote on the approval and adoption of the Stock Plan. The Board of Directors believes that the granting of stock options and other stock based awards will assist the Corporation in its efforts to attract and retain highly qualified persons to serve as directors, officers, employees and in other appropriate capacities.

         The Board of Directors has reserved 250,000 shares of the Corporation's common stock for issuance under awards that may be made under the Stock Plan, subject to adjustment as provided in the Stock Plan.

         Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") restrict the Corporation's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of nonqualified options or other equity awards under Code Section 162(m).

         The following description of the Stock Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

TERMS OF THE STOCK PLAN

         ADMINISTRATION

         The Stock Plan will be administered by the Board of Directors or a subcommittee of the Board of Directors whose members are selected by the Board (the "Administrative Committee"). When appointing members to the Administrative Committee, the Board of Directors will consider the advisability of complying with the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Administrative Committee will have at least two members. At the present time, the full membership of the Board of Directors acts as the Administrative Committee. The Administrative Committee has the authority to grant awards under the Stock Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Plan.

         AWARDS

         The Stock Plan permits the Administrative Committee to make awards of shares of the Corporation's common stock, awards of derivative securities related to the value of the common stock and tax reimbursement payments to eligible persons. These discretionary awards may be made on an individual basis or through a program approved by the Administrative Committee for the benefit of a group of eligible persons. The Stock Plan permits the Administrative Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Corporation's common stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, "Stock Incentives").

         The number of shares of common stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted will be determined by the Administrative Committee, subject to the provisions of the Stock Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Plan. Stock Incentives generally are not transferable or assignable during a holder's lifetime.

         STOCK INCENTIVES

         OPTIONS. The Stock Plan provides for the grant of incentive stock options and nonqualified stock options. The Administrative Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a Stock Incentive agreement. Options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Plan. No eligible employee may be granted during any single calendar year rights to shares of common stock under options or stock appreciation rights which, in the aggregate, exceed 50,000 shares of common stock.

         The exercise price of an option will be set forth in the applicable Stock Incentive agreement. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant nor less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of the Corporation or any subsidiary. At the time an incentive stock option is exercised, the Corporation will be entitled to place a legend on the certificates representing the shares of common stock purchased to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Nonqualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the common stock on the date that the option is granted. The Administrative Committee may permit an option exercise price:

         -    to be paid in cash; or

         -    by the delivery of previously-owned shares of common stock; or

         - to be satisfied through a cashless exercise executed through a broker; or

         - by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

         The Administrative Committee also may authorize financing by the Corporation to assist a participant with payment of the exercise price.

         The term of an option will be specified in the applicable Stock Incentive agreement. The term of an incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of the common stock of the Corporation or any subsidiary will not be exercisable after the expiration of five years from the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if termination of employment is due to death or disability, one year will be substituted for the three-month period.

         STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Administrative Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Administrative Committee with respect to any particular award.

         STOCK AWARDS. The Administrative Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Administrative Committee may determine.

         OTHER STOCK INCENTIVES. Dividend equivalent rights, performance units, and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Administrative Committee and will be payable in cash or shares of common stock, as determined by the Administrative Committee.

TAX REIMBURSEMENT PAYMENTS

         The Administrative Committee may make cash tax reimbursement payments designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive.

TERMINATION OF STOCK INCENTIVES

         The terms of a particular Stock Incentive may provide that they terminate, among other reasons:

         - upon the holder's termination of employment or other status with respect to the Corporation or any affiliate of the Corporation;

         - upon a specified date;

         - upon the holder's death or disability; or

         - upon the occurrence of a change in control of the Corporation.

         Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Administrative Committee's discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Stock Plan.

REORGANIZATIONS

         The number of shares of common stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, and the exercise price of an option are subject to adjustment in the event of any recapitalization of the Corporation or similar event effected without the receipt of consideration.

         In the event of specified corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Stock Plan or any agreement reflecting the terms of a Stock Incentive. The Corporation may also use the Stock Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Stock Plan.

AMENDMENTS OR TERMINATION

         Although the Stock Plan may be amended or terminated by the Board of Directors without shareholder approval, the Board of Directors also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder's consent.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         As of March 24, 2000, no Stock Incentives have been granted under the Stock Plan. In addition, the Administrative Committee has not yet made any determination as to which eligible participants will be granted Stock Incentives under the Stock Plan in the future.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines generally the federal income tax consequences of participation in the Stock Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Plan.

         INCENTIVE STOCK OPTIONS

         A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Corporation will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

         NONQUALIFIED OPTIONS

         A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Corporation will then be entitled to a corresponding deduction.

         Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

         Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Corporation.

         OTHER STOCK INCENTIVES

         A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the "Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Corporation will then be entitled to a corresponding deduction.

         A participant will not be taxed upon the grant of a stock award if the award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Code. When the shares of common stock that are subject to the stock award become transferable and are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Corporation will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Corporation will also be entitled to a corresponding deduction at that time.

SHAREHOLDER APPROVAL

         The Board of Directors seeks shareholder approval because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any nonqualified options and stock appreciation rights granted under the Stock Plan.

         Approval of the Stock Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Corporation present, or represented and entitled to vote, at the Annual Meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              THE APPROVAL OF THE AREA BANCSHARES STOCK OPTION PLAN

PROPOSAL THREE: INDEPENDENT PUBLIC ACCOUNTANTS

         For the fiscal year ended December 31, 1999, the accounting firm of KPMG LLP served as the Corporation's independent public accountants and auditors. The selection of the Corporation's independent public accountants is not required to be submitted to the vote of shareholders, but the Board believes the shareholders should have the opportunity to ratify the Board's selection of KPMG LLP. A representative from the firm of KPMG LLP is expected to be present at the annual meeting and will be available to make a statement should he or she desire to do so, and to respond to questions of shareholders.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE RATIFICATION OF KPMG LLP AS CORPORATE AUDITORS
                           FOR THE 2000 CALENDAR YEAR

EXECUTIVE COMPENSATION

         The following table contains information concerning compensation paid by the Corporation and subsidiaries to, or on behalf of, the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation during 1999 whose compensation exceeded $100,000. The compensation policies and practices of the Corporation are described under the section "Report of the Board of Directors on Executive Compensation".

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                     Long Term Compensation
                                            -------------------                     ----------------------
                                                            Other      Restricted   Securities                    All
                                                            Annual       Stock      Underlying                   Other
      Name and                                             Compen-       Awards      Options/      LTIP       Compensation
 Principal Position             Year     Salary    Bonus  sation (1)      ($)        SARs (#)     Payouts       ($) (2)
 ------------------             ----     ------    -----  ----------   ----------   -----------   -------     ------------
Thomas R. Brumley               1999    228,000   77,133                  ---                                     5,000
President and CEO               1998    228,000   22,000                  ---                                     5,000
                                1997    228,000     ---                   ---                                     4,750

John A. Ray                     1999    164,800   33,373                  ---                                     5,000
Executive Vice Presi-           1998    131,846   24,907                  ---                                     5,000
dent-Chief Operating            1997    109,100    8,041               95,445(3)                                  4,100
Officer

Timothy O. Shelburne            1999    112,500   18,794                  ---                                     5,000
Senior Vice President-          1998    107,231   19,464                  ---                                     5,000
General Counsel                 1997    100,392    8,041               95,445(3)                                  4,800

Edward J. Vega (4)              1999     31,154     ---                   ---                                       ---
Senior Vice President-                                                    ---
Chief Financial Officer                                                   ---

-----------------------------

     (1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

     (2) Represents amounts contributed to the 401(k) plan on behalf of executive officers.

     (3) The value of the restricted stock awards as of December 31, 1999 was $111,353 for Mr. Ray and Mr. Shelburne based on a closing price of $24.50, being the closing price on the Nasdaq National Market on December 31, 1999.

     (4)  Mr. Vega's employment with the Corporation began in October 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no option grants by the Corporation to the named executive officers in the Summary Compensation Table during the 1999 calendar year.

RESTRICTED STOCK GRANTS IN LAST FISCAL YEAR

         There were no stock grants by the Corporation to the named executive officers in the Summary Compensation Table during the 1999 calendar year.

OPTIONS EXERCISED AND OPTION HOLDINGS

         There were no option exercises during 1999 by the named executive officers in the Summary Compensation Table.

PENSION PLAN

         The Corporation maintains a non-contributory defined pension plan covering substantially all employees who satisfy age and service requirements. The benefits are generally based on years of service and average compensation. Average compensation is generally computed using the five consecutive years prior to retirement that yield the highest average.

         The following table describes the annual benefit payable based on compensation and years of service:

                                               Years of Service

     Compensation            15           20           25           30             35
     ------------            --           --           --           --             --
       $100,000            $16,868      $23,490      $30,113      $36,735       $43,358
        125,000             21,743       30,240       38,738       47,235        55,733
        150,000             26,618       36,990       47,363       57,735        68,108
        175,000             26,618       36,990       47,363       57,735        68,108

         The following table shows the named executive officers' years of credited service, to the nearest year and current compensation covered by the pension plan:

                                                                Current Compensation
         Executive Officer          Years of Service        Covered by the Pension Plan
         -----------------          ----------------        ---------------------------
         Thomas R. Brumley                 18                        $150,000
         John A. Ray                       17                         150,000
         Timothy O. Shelburne               7                         135,000
         Edward J. Vega                    --                         130,000


         Compensation for plan purposes means total cash compensation, including overtime pay and bonuses. A participant's annual compensation for plan purposes is limited to $150,000 as required under Internal Revenue Code Section 401(a)(17).

         The normal retirement benefit, 1/12th of which is payable monthly for the life of the participant, is equal to the sum of the following:

          - 0.65% of average earnings multiplied by the participant's years of benefit service, plus

          - 0.20% of average earnings multiplied by the participant's years of benefit service in excess of 15 years, but not more than 35 years, plus

          - 0.65% of average earnings in excess of the then current covered compensation for the participant, multiplied by the participant's years of benefit service not in excess of 35 years.

         "Average earnings" is the average annual compensation of a participant for the five consecutive plan years which produce the highest average out of the final ten plan years of service. "Covered compensation" is the average of the taxable wage basis for the 35 years ending with the year the participant attains Social Security retirement age, rounded, as permitted by the IRS. Benefits listed in the pension plan table are not subject to any deduction for Social Security or other offset amounts.

DEFINED CONTRIBUTION PLAN

         The Corporation maintains a defined contribution Profit Sharing Trust with an Internal Revenue Code 401(k) option ("401(k) Plan"). Under the provisions of the 401(k) option, employees with six months of service may become participants.

         Contributions made to the plan by participants are fully vested when made.

         Contributions to the 401(k) Plan for the benefit of the participants can be made in two ways. First, the participant can enter into a Salary Reduction Agreement to contribute up to 15% of his or her salary to the 401(k) Plan. Secondly, the Corporation will make a contribution to the 401(k) Plan equal to 50% of the employee's contribution to the plan up to a maximum contribution of 3.5% of the participant's salary. For purposes of the 401(k) Plan, salary includes regular base pay only, and does not include any other forms of compensation such as overtime, taxable fringe benefits or executive incentive compensation.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

         At December 31, 1999 the Corporation did not have any employment or change in control agreements with any of its executive officers.

EXECUTIVE OFFICERS

         Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below.

         Executive officers are elected annually by the Board of Directors.

         Thomas R. Brumley, age 61, has served as President and Chief Executive Officer of the Corporation since 1990. He served as Executive Vice President of the Corporation from 1983 to 1986, and as President and Chief Executive Officer of The Owensboro National Bank from 1983 to 1990.

         John A. Ray, age 44, has served as Executive Vice President and Chief Operating Officer of the Corporation since September 1999. He served as Executive Vice President and Chief Financial Officer from 1998 to 1999. He served as President and Chief Executive Officer of The Owensboro National Bank from 1997 to 1998. He previously held the following positions with the Corporation or its subsidiaries: Senior Vice President and Chief Financial Officer of the Corporation from 1994 to 1997; First Senior Vice President of Finance for The Owensboro National Bank from 1993 to 1994; Executive Vice President and Chief Operating Officer for First Federal Savings and Loan Association from 1992 to 1993 and First Senior Vice President of Finance for The Owensboro National Bank from 1985 to 1992.

         Cynthia W. Carlton, age 50, has served as Senior Vice President of Retail Administration since 1999. She served as Vice President-Director of Retail Administration from 1998 to 1999. Prior to joining the Corporation, she served as Senior Vice President-Marketing Director for Union Planters Bank in Nashville, Tennessee from 1994 to 1999.

         Brian R. Griesbach, age 47, has served as Senior Vice President of Loan Administration since 1999. Prior to joining the Corporation, he served as Senior Vice President from 1990 to 1999 at Regions Bank and CBT Corporation.

         Kevin M. Gallagher, age 46, has served as Senior Vice President of Operations since February 2000. Prior to joining the Corporation, he served as Vice President of Operations and Technology from 1979 to 2000 at CNB Bancshares.

         Edward F. Johnson, age 64, has served as Senior Vice President of the Corporation in charge of operations from 1987 to 2000. Currently he is Senior Vice President-Administration of the Corporation. He also serves as First Senior Vice President of The Owensboro National Bank.

         Timothy O. Shelburne, age 43, has served as General Counsel of the Corporation since January 1995. He previously held the position of Vice President and Compliance Officer with The Owensboro National Bank from August 1993 to December 1994. Prior to joining The Owensboro National Bank, he was a partner in the law firm of Holbrook, Wible, Sullivan and Mountjoy. Mr. Shelburne is the nephew by marriage of Thomas R. Brumley, the Corporation's President and Chief Executive Officer.

         Edward J. Vega, age 52, has served as Senior Vice President and Chief Financial Officer since 1999. Prior to joining the Corporation, he held the position of President of Financial Research Associates, LLC of St. Louis, Missouri from 1997 to 1999 and Executive Vice President and Chief Financial Officer of Union Planters Bank of Missouri (formerly Financial Bancshares, Inc.) from 1984 to 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Corporation establishes the general compensation policies of the Corporation, establishes the compensation plans and specific compensation levels for executive officers and administers the Corporation's Executive Incentive Compensation Program, and awards stock-based compensation to executive officers and employees of the Corporation. Thomas R. Brumley, President and Chief Executive Officer of the Corporation, participates in compensation discussions and decisions affecting other executive officers of the Corporation.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The entire Board acts as the Compensation Committee for the Corporation's executive officers and the affiliate banks' chief executive officers.

         The Committee adjusts base salaries annually within a current 4 percent guideline. Base salaries are augmented by an incentive bonus program for performance beyond expected goals established for (a) net overhead (b) growth in average assets (c) asset quality (d) net loan losses (e) return on equity-bank and (f) return on equity-Corporation. The incentive bonus program is subject to a number of limitations as follows:

1. A bonus limitation of 7 percent of net income including accrual of bonus and 401(k) contribution.
2. A participation limitation of:
       (a) Superior-Not more than 20% of total participants.
       (b) Superior and Excellent-Not more than 50% of total participants.
       (c) Above Average-Not more than 40% of total participants.
       (d) Average-Must have at least 10% of total participants.

3. A participation schedule limitation of:
       (a) Superior-Receive 60% of pool fund or a range of 17-32% of salary, whichever is less.
       (b) Excellent-Receive 30% of pool fund or a range of 9-16% of salary, whichever is less.
       (c) Above Average-Receive 10% of pool fund or a range of 3-8% of salary, whichever is less.
       (d) Average or Below-May receive $600 or 1/2 of lowest bonus in Above Average category, whichever is less.

         The Committee seeks to provide compensation opportunities that support the ability to attract and retain competent officers who have the ability to further the long-term goals of the Corporation. To this extent, a program of limited stock options and restricted stock grants is used. Stock options and restricted stock grants are limited to the chief executive officers of affiliate banks or subsidiaries and executive officers of the Corporation. The Committee determines the amount of the stock options or restricted stock grants according to the person's responsibility and impact within the Corporation. All stock options are granted at fair market value and are exercisable in accordance with the terms of the Corporation's stock option plan.

1999 COMPENSATION FOR THE PRESIDENT & CEO

         The Committee reviewed the compensation package for chief executive officers at peer institutions ($1 billion to $2 billion in size) to establish a competitive view of executive compensation. The Committee then considered the Corporation's overall performance, record for increasing shareholder value, success in meeting strategic objectives and leadership. Based on these factors and the Corporation's financial results, the Committee determined Mr. Brumley's base salary for 1999.

         Mr. Brumley received $77,133 as an incentive bonus during 1999. Future incentive compensation is determined on a sliding scale basis directly related to the percentage of increase in earnings per share. If there is no increase in earnings per share, no incentive compensation will be paid.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain nonperformance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the companies beginning in 1994.

         We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 1999 is nondeductible.

Submitted by the Compensation Committee:

C. M. Gatton (Chairman)                            Ralph L. Oliver
Anthony G. Bittel                                  Allan R. Rhodes
Samuel A. B. Boone                                 Jim R. Shelby
Thomas R. Brumley                                  David W. Smith, Jr.
Cecile W. Garmon                                   Thomas N. Thompson
Gary H. Latham                                     Damon S. Vitale
Raymond C. McKinney                                Pollard White

COMPARATIVE STOCK PERFORMANCE

         The following Performance Graph compares the cumulative total shareholder return on the Corporation's common stock from January 2, 1996 through December 31, 1999 with the cumulative total return on the Nasdaq Market Value Index ("Broad Market Index") and the Peer Group Industry Index ("Industry Index") as provided by the University of Chicago Graduate School of Business, Center for Research in Security Prices using the Nasdaq Bank Stock Index. The cumulative total shareholder return computations included in the Performance Graph assume an investment of $100 in the Corporation's common stock, the Broad Market Index and the Industry Index on January 2, 1996 with the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF AREA BANCSHARES,
BROAD MARKET INDEX AND INDUSTRY INDEX

                              FINANCIAL PERFORMANCE

               1/96        6/96        12/96        6/97       12/97        6/98        12/98        6/99       12/99
Area         100.000      117.37       131.58      148.03      154.95      220.02       170.43      176.75      160.31
Market       100.000      112.55       122.32      136.88      149.88      180.22       211.20      258.48      381.55
Peer         100.000      105.99       132.44      165.67      221.74      229.59       220.21      226.85      211.66


         Prior to January 2, 1996 the Corporation's common stock was not registered on any exchange and was not traded on the over-the-counter market. Sporadic sales of our shares occurred from time to time. Additionally, there was no established public market for the stock. Accordingly, the volume of trading was often insufficient to establish a meaningful market price. As a result, any prior history of quotations does not necessarily reflect the price that would be paid for the shares in a liquid market.

         On December 7, 1995 the Corporation received approval for its common stock to be listed on the Nasdaq National Market and trading commenced January 2, 1996. The market price used in the Performance Graph for dates after January 2, 1996 represents market trades on the Nasdaq market system.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Corporation are customers of the Corporation's affiliates and have had and expect to have business and banking transactions with these affiliates in the ordinary course of business. In addition, some of the executive officers and directors of the Corporation are also officers, directors or principal shareholders of corporations that are both customers of the Corporation's affiliates and that have had and expect to have business and banking transactions with the Corporation's affiliates in the ordinary course of business. All of these banking transactions were in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the Corporation and its affiliates, did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

ANNUAL REPORT

         The Corporation will provide its shareholders with a copy of its Annual Report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 1999. There is no charge for this Annual Report. Requests should be in writing and should be addressed to:

                  Secretary
                  Area Bancshares Corporation
                  P.O. Box 786
                  Owensboro, Kentucky 42302-0786

OTHER MATTERS

         The Board of Directors of the Corporation does not know of any matters for action by shareholders at the annual meeting other than the matters described in the notice. However, the enclosed proxy card confers discretionary authority with respect to any other matters that may properly come before the meeting.

         It is important that proxies be returned promptly. The Corporation requests that whether or not you expect to attend in person, return your proxy card to be sure that a quorum is present at the meeting. You may send your proxy card to the Corporation in the enclosed postage-paid envelope.

                                      By Order of the Board of Directors


                                      /s/ Thomas R. Brumley
                                      ---------------------
                                      Thomas R. Brumley
                                      President and Chief Executive Officer

                                      Owensboro, Kentucky
                                      April 14, 2000

                                    EXHIBIT A










                           AREA BANCSHARES CORPORATION
                   2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

                           AREA BANCSHARES CORPORATION
                   2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
SECTION 1.  DEFINITIONS.............................................................1

   1.1   DEFINITIONS................................................................1

SECTION 2  THE STOCK OPTION AND EQUITY INCENTIVE PLAN...............................3

   2.1   PURPOSE OF THE PLAN........................................................4
   2.2   STOCK SUBJECT TO THE PLAN..................................................4
   2.3   ADMINISTRATION OF THE PLAN.................................................4
   2.4   ELIGIBILITY AND LIMITS.....................................................4

SECTION 3  TERMS OF STOCK INCENTIVES................................................5

   3.1   TERMS AND CONDITIONS OF ALL STOCK INCENTIVES...............................5
   3.2   TERMS AND CONDITIONS OF OPTIONS............................................5
      (a)   Option Price............................................................5
      (b)   Option Term.............................................................6
      (c)   Payment.................................................................6
      (d)   Conditions to the Exercise of an Option.................................6
      (e)   Termination of Incentive Stock Option...................................6
      (f)   Special Provisions for Certain Substitute Options.......................7
   3.3   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS..........................7
      (a)   Settlement..............................................................7
      (b)   Conditions to Exercise..................................................7
   3.4   TERMS AND CONDITIONS OF STOCK AWARDS.......................................7
   3.5   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS.........................7
      (a)   Payment.................................................................8
      (b)   Conditions to Payment...................................................8
   3.6   TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS............................8
      (a)   Payment.................................................................8
      (b)   Conditions to Payment...................................................8
   3.7   TERMS AND CONDITIONS OF PHANTOM SHARES.....................................8
      (a)   Payment.................................................................8
      (b)   Conditions to Payment...................................................8
   3.8   TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT.........................9

SECTION 4  RESTRICTIONS ON STOCK....................................................9

   4.1   ESCROW OF SHARES...........................................................9
   4.2   RESTRICTIONS ON TRANSFER...................................................9

SECTION 5  GENERAL PROVISIONS.......................................................9

   5.1   WITHHOLDING................................................................9
   5.2   CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION............................10
   5.3   CASH AWARDS...............................................................11
   5.4   COMPLIANCE WITH CODE......................................................11
   5.5   RIGHT TO TERMINATE EMPLOYMENT.............................................11
   5.6   NON-ALIENATION OF BENEFITS................................................11
   5.7   RESTRICTIONS ON DELIVERY OF SALE OF SHARES; LEGENDS.......................11
   5.8   LISTING AND LEGAL COMPLIANCE..............................................11
   5.9   TERMINATION AND AMENDMENT OF THE PLAN.....................................11
   5.10  STOCKHOLDER APPROVAL......................................................12
   5.11  CHOICE OF LAW.............................................................12

                           AREA BANCSHARES CORPORATION
                   2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

                             SECTION 1. DEFINITIONS

         1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                  (a) "Affiliate" means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (b) "Board of Directors" means the board of directors of the Company.

                  (c) "Change in Control" means any one of the following events following the date of grant of the applicable Stock Incentive:

                      (1) the acquisition by any person or persons acting in concert of then outstanding voting securities of the Company, if, after the transaction, the acquiring person(s) own, control or hold with power to vote fifty percent (50%) or more of any class of voting securities of the Company;

                      (2) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

                      (3) the sale, transfer or assignment of all or substantially all of the assets of the Company and its Affiliates (other than as security for the Company's obligations) in any one transaction or a series of related transactions occurring within a one (1) year period; or

                      (4) the dissolution or liquidation of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means the committee appointed by the Board of Directors to administer the Plan or, in lieu of any such appointment, the full membership of the Board of Directors. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. ss. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

                  (f) "Company" means Area Bancshares Corporation, a Kentucky corporation.

                  (g) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code
Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

                  (h) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (j) "Fair Market Value" with regard to a date means:

                      (1) the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

                      (2) if Stock is not traded on a securities exchange, but is reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

                      (3) if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

                      (4) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

                  (k) "Incentive Stock Option" means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

                  (l) "Nonqualified Stock Option" means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

                  (m) "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

                  (n) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                  (o) "Participant" means an individual who receives a Stock Incentive hereunder.

                  (p) "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

                  (q) "Phantom Shares" refers to the rights described in
Section 3.7.

                  (r) "Plan" means the Area Bancshares Corporation 2000 Stock Option and Equity Incentive Plan.

                  (s) "Stock" means the Company's no par value common stock.

                  (t) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

                  (u) "Stock Award" means a stock award described in Section
3.4.

                  (v) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

                  (w) "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

                  (x) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

                  (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (z) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

              SECTION 2 THE STOCK OPTION AND EQUITY INCENTIVE PLAN

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and service providers.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 250,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At such time as the Company becomes subject to Section 16 of the Exchange Act, at no time may the Company have outstanding under the Plan Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

         2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code
Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Pursuant to Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 50,000. In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee's 50,000 limit for the appropriate calendar year.

                       SECTION 3 TERMS OF STOCK INCENTIVES

         3.1      Terms and Conditions of All Stock Incentives.

                  (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in Section 2.4.

                  (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

                  (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

                  (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

                  (e) Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned beyond the limitations set forth in this Section 3.1(e).

         3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

                  (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

                  (b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

                  (c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

                      (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                      (2) in a cashless exercise through a broker; or

                      (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

                  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

                  (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code
Section 424(a) is applicable.

                  (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

                  (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

         3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

                  (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

         3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

                  (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

         3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

                  (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

                  (b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

         3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                         SECTION 4 RESTRICTIONS ON STOCK

         4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

         4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The

Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                          SECTION 5 GENERAL PROVISIONS

         5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

                  (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

                  (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

         5.2      Changes in Capitalization; Merger; Liquidation.

                  (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right pertains may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend (including a spin-

off), reorganization, other change in corporate structure or tender offer, including, without limitation, the assumption of other awards, substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

                  (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

         5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

         5.5 Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or service relationship at any time.

         5.6 Non-alienation of Benefits. Other than as specifically provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

         5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

         5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

         5.11 Choice of Law. The laws of the Commonwealth of Kentucky govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

         IN WITNESS WHEREOF, the Company has executed this Plan on this 20th day of March, 2000.

                                AREA BANCSHARES CORPORATION



                                        /s/ Thomas R. Brumley
                                        ---------------------
                                By:     Thomas R. Brumley
                                Title:  President and Chief Executive Officer

                                                                      EXHIBIT B

                           AREA BANCSHARES CORPORATION
                 230 Frederica Street, Owensboro, Kentucky 42301

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 2000
         The Board of Directors recommends a vote FOR Items 1, 2 and 3.

The undersigned hereby appoints Raymond C. McKinney and David W. Smith, and either of them, or their designees, each with full power of substitution, as lawful proxies to represent and vote at the annual meeting of the shareholders of the Corporation to be held on Monday, May 15, 2000, beginning at 11:00 A.M. Central Daylight Savings Time and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following matters and, in their discretion upon any other matters that may properly come before the meeting:

1.  Election of 14 directors to serve for a term of 1 year ending in 2001.
The nominees are: Anthony G. Bittel, Samuel A.B. Boone, Thomas R. Brumley, Cecile W. Garmon, C.M. Gatton, Gary H. Latham, Raymond C. McKinney, Jr., Ralph
L. Oliver, Allan R. Rhodes, Jim R. Shelby, David W. Smith, Jr., Thomas N. Thompson, Damon S. Vitale, and Pollard White.

    [ ] FOR all nominees listed.    [ ] WITHHOLD AUTHORITY                   [ ] FOR all nominees EXCEPT
                                        to vote for all nominees listed.         nominees whose names
                                                                                 are written in the space
                                                                                   below.


    ------------------------------------------------------------------------------------------------------

    2. Approval of the 2000 Stock Option and Equity Incentive Plan dated March 20, 2000.

       [ ] FOR                     [ ] AGAINST               [ ] ABSTAIN

    3. Ratification of the appointment of KPMG LLP as independent accountants.

       [ ] FOR                     [ ] AGAINST               [ ] ABSTAIN

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted for all nominees in Proposal 1, Proposal 2 and Proposal 3.

The undersigned hereby ratifies and confirms that the proxies appointed above, or either of them, or their designees, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the annual meeting and the Proxy Statement accompanying it.

                                    Dated_________________________, 2000

                                    ____________________________________

                                    ____________________________________


                                    Please insert date of signing. Please sign exactly as name appears at left. If signing as attorney, administrator, executor, trustee, or guardian give full title as such.